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                                                                    EXHIBIT 15.3

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                                     CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer", covering the period January 2004 to December 2.004, on Form 20-F of Quilmes Industrial (QUINSA Societe Anonyme). We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit there to and to the incorporation of this consent into any registration statement that Quinsa may file.

/s/ Mauricio Larrosa
Mauricio Larrosa
Gerente General
CCR Paraguay S.A.

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